Exhibit 99.1

Mister Car Wash Announces Third Quarter Fiscal 2021 Financial Results

Net revenues increased 24.7%

Comparable store sales increased 21.3%

Unlimited Wash Club memberships increased 31.5%

Opened 9 new locations in the quarter

Raising full year 2021 revenue and adjusted EBITDA guidance

Tucson, Ariz., November 11, 2021 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter ended September 30, 2021.

“Our third quarter results reflect continued strong top and bottom line performance fueled by our growing, Unlimited Wash Club® (“UWC”) subscription program and increased operational efficiencies, even as we invest to drive sustainable long-term growth," stated John Lai, Chairperson and CEO of Mister Car Wash. "As we look ahead, we see significant growth runway to continue to expand our footprint and grow our UWC program. We will remain focused on our commitment to our culture and operational excellence as we service our customers with professionalism, convenience and efficiency."

Highlights for the Third Quarter 2021

•
Net revenues increased 24.7% to $194.3 million for the third quarter of 2021 from $155.8 million in third quarter of 2020 and increased 19.7% from the third quarter of 2019.
•
Excluding $6.8 million of oil change revenue that was included in net revenues in the third quarter of 2020 and generated from the Company’s quick lube facilities that were divested in December 2020, net revenues increased 30%.
•
Comparable stores sales increased 21.3% for the third quarter of 2021 compared to the third quarter of 2020.
•
Compounded two-year comparable stores sales* increased 14.5% from the third quarter of 2019.
•
As of September 30, 2021, the Company had 1.564 million UWC members, which represented a 31.5% increase over the prior year period. UWC sales represented approximately 66% of total washes in the third quarter of 2021 compared to 62% in the third quarter of 2020.
•
The Company opened 9 new car wash locations in the third quarter of 2021 and operated a total of 360 car wash locations as of September 30, 2021, compared to 338 locations as of September 30, 2020, an increase of 6.5%.
•
Net income increased 37.7% to $27.4 million in the third quarter of 2021 compared to $19.9 million in the third quarter of 2020. Net income per diluted share increased 14.3% to $0.08 from $0.07 for the same respective periods.
•
Adjusted net income(1) increased 204.7% to $34.8 million in the third quarter of 2021 from $11.4 million in the prior year period. Adjusted net income per share(1) increased 155.2% to $0.11 from $0.04 for the same respective periods.
•
Adjusted EBITDA(1) increased 43.9% to $62.5 million for the third quarter of 2021 from $43.4 million in the third quarter of 2020.

Highlights for the Nine-Months Ended September 30, 2021

•
Net revenues increased 37.3% to $566.9 million from $412.9 million in the first nine months of 2020. Compared to the first nine months of 2019, net revenues increased 20.3%.
•
Comparable stores sales increased 38.6% for the first nine months of 2021 compared to the prior year period.
•
Compounded two-year comparable stores sales* increased 18.1% from the nine-month period of 2019.
•
Net loss was $58.4 million compared to net income of $20.0 million in the first nine months of 2020.
•
Adjusted net income(1) increased 312.8% to $103.0 million from $25.0 million in the prior year period.
•
Adjusted EBITDA(1) increased 76.5% to $197.0 million from $111.6 million in the first nine months of 2020.

*Compounded two-year comparable stores sales growth is calculated as the compounded growth rate of 2021 comparable stores sales growth and 2020 comparable stores sales growth for the three- month and nine- month periods ending September 30, 2021 and

September 30, 2020.

(1) See Use of Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures disclosures included below in this press release.

Store Count

	Three Months Ended September 30,		Nine Months Ended September 30, 2021
	2020	2021
Beginning location count	327	351	342
Locations acquired	7	2	7
Greenfield locations opened	4	7	11
Closures	-	-	-
Divestitures and other	-	-	-
Ending location count	338	360	360

Balance Sheet and Cash Flow Highlights

•
Cash and cash equivalents totaled $162.2 million and there were no borrowings under the Company’s Revolving Commitment as of September 30, 2021 compared to cash and cash equivalents of $58.3 million and no borrowings as of September 30, 2020.
•
Net cash provided by operating activities totaled $153.3 million during the first nine months of 2021, compared to $77.9 million for the same period of fiscal 2020.

Fiscal 2021 Outlook

The Company is raising its previously provided revenue and adjusted EBITDA guidance for the fiscal year ending December 31, 2021, as follows:

2021 Outlook	Current	Previous
Revenues†/c	$751 to $756 million	~30% growth, or $747 million
Comparable stores sales growth %	31% to 33%	29% to 33%
GAAP net income (loss)	$(40) to $(30) million	$(45) to $(30) million
Adjusted net income (loss)	$125 to $135 million	$120 to $135 million
Adjusted EBITDA	$251 to $253 million	$247 to $252 million
Adjusted net income per share, diluted	$0.40 to $0.44	$0.39 to $0.44
Common shares outstanding, diluted, at year end	330 million	330 million
New greenfield locations	16 to 18 locations	16 to 18 locations
Capital Expenditures, net of sale leasebacks	$76 million	$83 million
†Revenue, net growth % excludes the $23.8 million loss of revenue associated with the divestiture of our quick lube facilities in December 2020.

Conference Call Details

A conference call to discuss the Company’s financial results for the third quarter of fiscal 2021 and to provide a business update is scheduled for today, November 11, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-300-8521 (international callers please dial 1-412-317-6026) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NYSE: MCW) operates 360 car washes nationwide and has the largest car wash subscription program in North America. With over 25 years of car wash experience, the Mister team is focused on operational excellence and delivering a memorable customer experience through elevated hospitality. The Mister brand is anchored in quality, friendliness and a commitment to the communities we serve as good stewards of the environment and the resources we use. We believe that when you take care of your people, they will take care of your customers. To learn more visit: https://mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share and Adjusted net income (loss) per share, on a diluted basis (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s financial performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net (loss) income before interest expense, net, income tax (benefit) expense, depreciation and amortization expense, (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on early debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, and other nonrecurring charges. Adjusted net income (loss) is defined as net income (loss) before interest expense, (gain) loss on sale of assets, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to net (loss) income. Adjusted net (loss) income per share is defined as basic net (loss) income per share before (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to basic net (loss) income per share. Diluted adjusted net income per share is defined as diluted net (loss) income per share before (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to basic net (loss) income per share.

The Company presents the Company’s Non-GAAP Financial Measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s Non-GAAP Financial Measures. The Company’s presentation of Company’s Non-GAAP Financial Measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material. In addition, the Company’s Non-GAAP Financial Measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. In addition, other companies in the Company’s industry may calculate similarly titled non-GAAP financial measures differently than the Company.

A reconciliation of the Company’s full year guidance for Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income per share, diluted, for full year 2021 to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisition expenses, other nonrecurring and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to Mister Car Wash’s expansion efforts and expected growth and financial results for fiscal 2021. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: developments involving the Company’s competitors and its industry; the Company’s ability to attract new customers, retain existing customers and maintain or grow its number of subscription members; potential future impacts of the COVID-19 pandemic, including from variants thereof; the Company’s ability to open and operate new locations on a timely and cost-effective manner; the Company’s ability to identify suitable acquisition targets and consummate such acquisitions on attractive terms; the Company’s ability to maintain and enhance its brand reputation; the Company’s reliance on and relationships with third-party suppliers; risk related to the Company’s indebtedness and capital requirements; risk related to governmental laws and regulations applicable to the Company and its business; the Company’s ability to maintain data and information security and prevent unauthorized access to electronic and other confidential information; and the other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.mistercarwash.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

IR@mistercarwash.com

Media

Megan Everett

media@mistercarwash.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues, net	$194,310	$155,796	$566,898	$412,904
Cost of labor and chemicals	63,438	50,245	203,051	141,874
Other store operating expenses	68,435	56,127	194,889	164,352
General and administrative	22,166	10,476	226,015	37,069
Loss (gain) on sale of assets	748	(4,283)	(5,559)	(3,773)
Total costs and expenses	154,787	112,565	618,396	339,522
Operating income (loss)	39,523	43,231	(51,498)	73,382

Other expense:
Interest expense, net	5,717	15,917	33,416	49,341
Loss on extinguishment of debt	-	-	3,183	1,918
Total other expense	5,717	15,917	36,599	51,259
Income (loss) before taxes	33,806	27,314	(88,097)	22,123
Income tax provision (benefit)	6,440	7,445	(29,747)	2,148
Net income (loss)	$27,366	$19,869	$(58,350)	$19,975

Other comprehensive income (loss), net of tax:
Gain (loss) on interest rate swap	54	(288)	401	(1,189)
Total comprehensive income (loss)	$27,420	$19,581	$(57,949)	$18,786

Net income (loss) per share:
Basic	$0.09	$0.08	$(0.21)	$0.08
Diluted	$0.08	$0.07	$(0.21)	$0.07
Weighted-average common shares outstanding:
Basic	296,360,660	261,863,586	274,387,532	261,784,795
Diluted	327,320,169	274,111,695	274,387,532	273,994,569

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	As of
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$162,232	$114,647
Restricted cash	272	3,227
Accounts receivable, net	8,986	4,613
Inventory	5,633	6,415
Prepaid expenses and other current assets	12,879	6,068
Total current assets	190,002	134,970

Property and equipment, net	300,676	263,034
Operating lease right of use assets, net	699,274	681,538
Other intangible assets, net	124,522	127,019
Goodwill	759,770	737,415
Other assets	5,328	4,477
Total assets	$2,079,572	$1,948,453

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,716	$24,374
Accrued payroll and related expenses	19,943	11,424
Other accrued expenses	18,799	20,264
Current maturities of debt	8,400	8,400
Current maturities of operating lease liability	36,218	33,485
Current maturities of finance lease liability	542	495
Deferred revenue	26,195	24,505
Total current liabilities	136,813	122,947

Long-term portion of debt, net	601,723	1,054,820
Operating lease liability	700,548	685,479
Financing lease liability	15,507	15,917
Long-term deferred tax liability	12,571	46,082
Other long-term liabilities	4,222	6,558
Total liabilities	1,471,384	1,931,803

Commitments and contingencies (Note 15)

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 296,794,199 and 261,907,622 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	2,975	2,622
Additional paid-in capital	740,657	91,523
Accumulated other comprehensive loss	(716)	(1,117)
Accumulated deficit	(134,728)	(76,378)
Total stockholders’ equity	608,188	16,650
Total liabilities and stockholders’ equity	$2,079,572	$1,948,453

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(58,350)	$19,975
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	36,530	33,504
Stock-based compensation expense	210,292	1,187
(Gain) loss on disposal of property and equipment	(5,559)	(3,773)
Loss on extinguishment of debt	3,183	1,918
Amortization of deferred financing costs	898	1,241
Non-cash lease expense	26,535	25,376
Deferred income tax	(33,247)	10,913
Changes in assets and liabilities:
Accounts receivable	(4,374)	(331)
Inventory	850	689
Prepaid expenses and other current assets	(6,812)	(183)
Accounts payable	4,025	(3,707)
Accrued expenses	6,874	11,882
Deferred revenue	1,531	1,163
Operating lease liability	(26,468)	(21,684)
Other noncurrent assets and liabilities	(2,599)	(251)
Net cash provided by operating activities	$153,309	$77,919

Cash flows from investing activities:
Purchases of property and equipment	(86,330)	(41,504)
Acquisition of car wash operations, net of cash acquired	(55,072)	(21,958)
Proceeds from sale of property and equipment	50,944	12,356
Net cash used in investing activities	$(90,458)	$(51,106)

Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to initial public offering	468,750	-
Proceeds from exercise of stock options	121	40
Payments for repurchases of common stock	(308)	(381)
Proceeds from secondary offering for employee tax withholdings	20,859	-
Tax withholdings paid on behalf of employees for secondary offering	(20,859)	-
Proceeds from debt borrowings	-	45,625
Proceeds from revolving line of credit	-	111,681
Payments on debt borrowings	(456,972)	(6,300)
Payments on revolving line of credit	-	(125,681)
Payments of debt extinguishment costs	(28)	-
Payments of deferred financing costs	(226)	-
Principal payments on finance lease obligations	(364)	(106)
Payments of issuance costs pursuant to initial public offering	(29,194)	-
Net cash (used in) provided by financing activities	$(18,221)	$24,878

Net change in cash and cash equivalents, and restricted cash during period	44,630	51,691
Cash and cash equivalents, and restricted cash at beginning of period	117,874	6,705
Cash and cash equivalents, and restricted cash at end of period	$162,504	$58,396

Supplemental disclosure of cash flow information:
Cash paid for interest	$33,134	$34,412
Cash paid for income taxes	$8,029	$-

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$14,817	$15,588

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of net (loss) income to Adjusted EBITDA:
Net income (loss)	$27,366	$19,869	$(58,350)	$19,975
Interest expense, net	5,717	15,917	33,416	49,341
Income tax (provision) benefit	6,440	7,445	(29,747)	2,148
Depreciation and amortization expense	12,980	11,407	36,530	33,504
Loss (gain) on sale of assets	748	(4,283)	(5,559)	(3,773)
Dividend recapitalization fees and payments	-	2	-	774
Loss on extinguishment of debt	-	-	3,183	1,918
Stock-based compensation expense	6,751	402	210,292	1,187
Acquisition expenses	968	551	1,977	1,565
Management fees	-	-	500	250
Non-cash rent expense	380	(8,293)	1,136	3,175
Expenses associated with initial public offering	124	-	1,574	-
Expenses associated with secondary public offering	498	-	498	-
Other	478	368	1,550	1,545
Adjusted EBITDA	$62,450	$43,385	$197,000	$111,609

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of weighted-average common shares outstanding - diluted to Adjusted weighted-average common shares outstanding - diluted:
Weighted-average common shares outstanding - diluted	327,320,169	274,111,695	274,387,532	273,994,569
Adjustments for potentially dilutive securities	-	-	25,943,005	-
Adjusted weighted-average common shares outstanding - diluted	327,320,169	274,111,695	300,330,537	273,994,569

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of net income (loss) to Adjusted Net Income:
Net income (loss)	$27,366	$19,869	$(58,350)	$19,975
Loss (gain) on sale of assets	748	(4,283)	(5,559)	(3,773)
Dividend recapitalization fees and payments	-	2	-	774
Loss on extinguishment of debt	-	-	3,183	1,918
Stock-based compensation expense	6,751	402	210,292	1,187
Acquisition expenses	968	551	1,977	1,565
Management fees	-	-	500	250
Non-cash rent expense	380	(8,293)	1,136	3,175
Expenses associated with initial public offering	124	-	1,574	-
Expenses associated with secondary public offering	498	-	498	-
Other	478	368	1,550	1,545
Tax impact of adjustments to net income (loss)	(2,487)	2,814	(53,788)	(1,660)
Adjusted Net Income	$34,826	$11,430	$103,013	$24,956
Diluted Adjusted Net Income per Share	$0.11	$0.04	$0.34	$0.09
Adjusted weighted-average common shares outstanding - diluted	327,320,169	274,111,695	300,330,537	273,994,569